Dechert Price & Rhoads
                              30 Rockefeller Plaza
                               New York, NY 10112

                                 April 27, 2000

The Westport Funds
253 Riverside Avenue
Westport, CT  06880

     Re:  The Westport Funds
          Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A (Registration Nos.: 333-35821, 811-08359)

Ladies and Gentlemen:

     We have acted as counsel for The Westport Funds (the "Trust"), a business trust organized and validly existing under the laws of the State of Delaware, in connection with the above-referenced Registration Statement relating to the issuance and sale by the Trust of an indefinite number of its shares of beneficial interest, $0.001 par value per share, of two separate series of the Trust -- the Westport Fund and the Westport Small Cap Fund -- under the Securities Act of 1933, as amended and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Trust's Certificate of Trust, Trust Instrument and its Bylaws.

     Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to Post-Effective Amendment No. 3 to the Trust's Registration Statement, when paid for as contemplated in the Trust's Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission, and to the use of our name in the Trust's Statement of Additional Information of the Trust's Registration Statement to be dated as of May 1, 2000, and in any revised or amended versions thereof under the caption "Legal Counsel." In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                        Very truly yours,
                                        \s\ Dechert Price & Rhoads